OPERATING AGREEMENT

                                       FOR

                       BRIGHTSTAR TECHNOLOGY SERVICES, LLC

INTRODUCTION

The undersigned are all of the Members of BrightStar Technology Services, LLC, a limited liability company formed under the laws of the State of Delaware. The undersigned hereby adopt the following Operating Agreement pursuant to the LLC laws of the State of Delaware and do hereby certify and agree as follows:

ARTICLE I - NAME

1.1 Name of Business: The name of the Company is BrightStar Technology Services, LLC. The business of the Company may be conducted under such trade or fictitious names as the Members may determine.

ARTICLE II. - OFFICES AND REGISTERED AGENT

2.1 Principal Office: The principal office of the Company is located at 6601 Owens Drive, Suite 115, Pleasanton, CA 94588. The Company may have other offices, inside or outside the State of California as the Members may designate.

2.2 Registered Office: The registered office of the Company in the State of Delaware is located at 9 E. Loockerman St., Suite 205, Dover, Delaware 19901. The registered agent of the Company for service of process at that address is Business Filings International, Inc.

ARTICLE III. - BUSINESS PURPOSE

3.1 Business Purpose: The purpose of the Company is to engage in any lawful business that may be engaged in by a limited liability company organized under the LLC laws of the State of Delaware.

ARTICLE IV. - MEMBERS

4.1 Members: The names of each initial Member, their capital contributions, and percentage interests are as follows:


Name                                        Capital Contribution                Percentage Interest
----                                        --------------------                -------------------
Joseph A. Wagda, Jr.                                     $510.00                                 51%

BrightStar Information
Technology Group, Inc.                                   $490.00                                 49%

4.2 Additional Members: Additional Members may be admitted upon the consent of all Members.

4.3 Withdrawing: A Member may withdraw from the Company upon 3 months written notice to each remaining Member.

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ARTICLE V. - MEMBERS' CAPITAL ACCOUNTS

5.1 Capital Accounts: The Company will maintain a separate capital account for each Member. Each Member's capital account will reflect the Member's capital contributions and increases for the Member's share of any net income or gain of the Company. Each Member's capital account will also reflect decreases for distributions made to the Member and the Member's share of any losses and deductions of the Company.

a) Each Member's capital account will be increased by: 1) the amount of money or the fair market value of property contributed by the Member to the Company (net of any liabilities secured by such contributed property that the Company is considered to assume or take subject to), 2) the amount of any Company liabilities assumed by the Member, and 3) allocations to the Member of profit, income, or gain.

b) Each Member's capital account will be decreased by: 1) the amount of money and the fair market value of property distributed to the Member by the Company (net of any liabilities secured by such contributed property that the Company is considered to assume or take subject to), and 2) allocations to the Member of losses, deductions, and expenses.

c) In the event of a permitted sale or exchange of an interest in the Company, the capital account of the transferor will become the capital account of the transferee.

d) The manner in which capital accounts are to be maintained pursuant to this Operating Agreement is intended to comply with the requirements of the Internal Revenue Code Sec. 704(b) and the regulations thereunder. It is the specific intent of the Members that all adjustments as may be required pursuant to Sec. 704(b), and any restrictions thereunder, be made, so as to cause the allocations prescribed hereunder to be respected for tax purposes.

5.2 Fiscal Year: The fiscal year of the Company will be a calendar year. The books and records of the Company will be maintained in accordance with generally accepted accounting principles and Sec. 704(b) of the Internal Revenue Code and the regulations thereunder.

ARTICLE VI. - ALLOCATIONS AND DISTRIBUTIONS

6.1 Allocations and Distributions: All items of Company income, gain, loss, deduction, credit, or the like will be allocated among the Members in accordance with their respective percentage interests.

6.2 Distributions of Cash or Assets: Distributions of cash or other assets may be made to the Members from time to time. All distributions will be made to the Members in accordance with their respective percentage interests.

6.3 Limitation on Profit Distributions: Notwithstanding any other provision of this Agreement, amounts borne by the Members that are expenses of the LLC or capital contributions (except the initial capital contribution) shall be recovered pro rata by the Members prior to the distribution of any profits.

ARTICLE VII. - ASSIGNMENT OR BUYOUT OF MEMBERSHIP INTERESTS


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7.1 Assignment of Membership Interests: A Member may assign his or her membership interest in the Company in whole or in part. The assignment of a membership interest does not in and of itself entitle the assignee to become a Member. The assignee is only entitled to receive, to the extent assigned, the distributions the assigning Member would otherwise be entitled to, and the assignee will only become an assignee of a membership interest and not a substitute Member.

7.2 Substitute Members: An assignee of a membership interest will be admitted as a substitute Member and will be entitled to all the rights and powers of the assignee only if the other Members unanimously consent. If admitted, the substitute Member has, to the extent assigned, all of the rights and powers, and is subject to all of the restrictions and liabilities of a Member.

7.3 Buyout of Member's Interest: Any member may offer to acquire the interest of the other member after 12 months from the date of this agreement. If the parties are unable to reach agreement on valuation, the transaction price shall be based upon a valuation report from a mutually acceptable third party and BrightStar Information Technology Group, Inc. shall have the right to acquire the other member's interest at said transaction price. Prior thereto, any member may offer to buy out the other member on a negotiated basis, except that BrightStar Information Technology Group, Inc. shall have the right to acquire the other member's interest on an earn out basis equal to 51% of the net income from the Company's contracts in force at the time of the closing of the buyout.

     In the event that one Member desires to buy out the other Member and the Members are unable to agree upon a transaction price within 30days of the last proposal, then the Company shall dissolve after liquidating its assets and liabilities in an orderly manner.



ARTICLE VIII. - VOTING; MEMBERS MEETINGS

8.1 Voting: Except to the extent provided to the contrary in this Operating Agreement, all Members will be entitled to vote on any matter submitted to a vote of the Members.

a) Unless a greater vote is required by the LLC laws of the State of Delaware, the Articles of Organization, or this Operating Agreement, the affirmative vote or consent of a majority in interest of the Members present at meeting at which a quorum is present will be the act of the Members.

b) The consent of all Members will be required to approve the following: 1) the dissolution of the Company, 2) the merger of the Company; 3) the conversion of the Company, 4) the authorization or ratification of acts that would otherwise violate the duty of loyalty, 5) an amendment to the Articles of Organization, 6) the sale, exchange, lease, or other transfer of all or substantially all of the assets of the Company other than in the ordinary course of business, 6) the compromise of an obligation to make a contribution, 7) the making of interim distributions, 8) the admission of a new Member, 9) the use of the Company's property to redeem an interest subject to a charging order, 10) an amendment to the Operating Agreement.

8.2 Annual Meetings of Members: Annual meetings of Members may be held at such time and at such place as the Members designate. Special meetings of Members may be called at the request of any Member.


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8.3 Notice of Meetings: The Company will deliver notice stating the date, time, place, and purposes of any meeting to each Member entitled to vote at the meeting. Notice will be given not less than 7 nor more than 30 days before the date of that meeting.

8.4 Quorum: A majority in interest, represented in person or by proxy, will constitute a quorum for the transaction of business at a meeting of Members.

8.5 Unanimous Written Consent: Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting, if consents in writing, setting forth the action taken, are signed by all Members entitled to vote at the meeting.

8.6 Voting by Proxy: A Member may appoint a proxy to vote or otherwise act for the Member by signing an appointment instrument either personally or by the Member's attorney-in-fact.

8.7 Meeting Participation: A Member may participate in a meeting by means of telephone conference or similar equipment.

ARTICLE IX. - MANAGEMENT OF THE COMPANY

9.1 Management: The Company will be managed by all of its Members.


a) Subject to the delegation of rights and powers provided for herein, the Members will have the sole right to manage the business of the Company and will have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company.

b) The Members may appoint a President, Treasurer, Secretary, or such other Officers as they may deem necessary or appropriate.

c) The Members may appoint, employ, or otherwise contract with other persons or entities for the transaction of business of the Company or the performance of services for or on behalf of the Company as they may deem necessary or appropriate. The Members may delegate to any Officer of the Company or to any other person or entity such authority to act on behalf of the Company as they may deem appropriate.

d) Any Member, Officer, or other person specifically authorized by the Members may execute any contract or other agreement or document on behalf of the Company and may execute and file on behalf of the Company with the secretary of state any document required or permitted to be filed under the LLC laws of the State of Delaware.

e) Joseph A. Wagda Jr. is hereby appointed President, Chief Executive Officer and Managing Member of the Company.


ARTICLE X. - STANDARD OF CONDUCT; INDEMNIFICATION

10.1 Conduct: A Member owes the Company and its other members a duty of loyalty and a duty of care. The duty of loyalty is limited is to: 1) accounting to the Company and holding as trustee for it, any property, profit, or benefit derived by the Member in the conduct or winding up of the Company's business, 2) refraining from dealing with the Company as or on behalf of a party having an interest adverse to the Company, and 3) refraining from competing with the Company. The duty of care is limited to refraining from engaging in grossly negligent or reckless conduct, intentional misconduct, or a knowing violation of law. A Member will discharge his or her duties consistently with the obligation of good faith and fair dealing. Notwithstanding the foregoing, nothing in this agreement shall preclude (a) BrightStar Information Technology Group, Inc., its subsidiaries or its designated representative from pursuing any business opportunity without the participation of the Company, or (b) the managing member from pursuing any business opportunity provided he is not then employed by the Company or BrightStar Information Technology Group, Inc.

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10.2 Indemnification: The Company shall indemnify and defend its current or former members officers, employees and agents, or any person who served or is serving at the request of the Company as a member, officer, employee or agent of another, corporation, limited liability company, partnership, joint venture, trust or other enterprise, from and against any and all expenses, liabilities or other matters to the fullest extent permitted by the limited liability law of the state of Delaware, as the same exists or may hereafter be amended. Such indemnification shall not be deemed exclusive of any other rights to which such person may be entitled under any bylaw, agreement, vote of members or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office or position, and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE XI. - DURATION; DISSOLUTION

11.1 Duration: The Company will continue in existence until dissolved pursuant to the LLC laws of the State of Delaware.

11.2 Dissolution: The Company will be dissolved and have its affairs wound up and terminated upon the determination of all of the Members to dissolve the company, or upon the occurrence of any other event causing a dissolution of the Company pursuant to the LLC laws of the State of Delaware.

11.3 Winding Up: Upon dissolution, the Company will cease carrying on its business and affairs and will commence the winding up of the Company's business and affairs and complete the winding up as soon as practicable. Upon the winding up of the Company, the assets of the Company will be distributed first to creditors to the extent permitted by law in satisfaction of the Company's debts, liabilities, and obligations, and second to Members and former Members as follows: (i) in satisfaction of liabilities for distributions, (ii) then pro rata based on their capital contributions in excess of the initial capital contribution, and (iii) then according to their percentage interests.


ARTICLE XII. - MISCELLANEOUS PROVISIONS

12.1 Entire Agreement: This Operating Agreement embodies the entire agreement and understanding among the Members with respect to the subject matter within. This Operating Agreement supersedes any and all other agreements, either oral or written, among the Members with respect to the subject matter within.

12.2 Severabilty: Every provision of this Operating Agreement is intended to be severable. The invalidity or illegality of any particular provision of this Operating Agreement will not effect the other provisions, and this Operating Agreement will be construed in all respects as if such invalid or illegal provisions were omitted.

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12.3 Amendments and Revocations: This Operating Agreement may be amended or revoked at any time by the written consent of all of the Members.

12.4 State Law: This Operating Agreement will be governed by, construed, and enforced in accordance with the laws of the State of Delaware.

THE UNDERSIGNED, being all of the Members of BrightStar Technology Services, LLC, evidence their adoption and ratification of the foregoing Operating Agreement of the LLC.

Dated as of March 11, 2004
------------------------------
By Joseph A. Wagda, Jr., Managing Member

------------------------------
By BrightStar Information Technology Group, Inc., Member
By Thomas H. Hudgins, its designated representative